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                                                                    EXHIBIT 23.5

                         CONSENT OF PERSON TO BECOME DIRECTOR


    I hereby consent to being named in the Registration Statement as a person who may become a director of Progenitor, Inc.


                                       /s/ Robert R. Momsen
                                       -----------------------------------
                                       Robert R. Momsen


Dated:  March 13, 1997